EXHIBIT 99.1

ENBRIDGE ENERGY COMPANY, INC.
(a wholly-owned subsidiary of Enbridge Pipelines Inc.)
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30, 2007	December 31, 2006
	(unaudited; dollars in millions)
ASSETS
Current assets
Cash and cash equivalents (Note 4)	$123.6	$207.4
Due from affiliates	50.3	31.7
Receivables, trade and other, net of allowance of $1.7 in 2007 and $2.4 in 2006	106.4	153.2
Accrued receivables	473.0	516.5
Loans to affiliates (Note 9)	743.9	654.2
Inventory (Note 5)	120.4	118.4
Other current assets (Note 12)	16.4	14.1
	1,634.0	1,695.5
Long-term loans to affiliates (Note 9)	413.2	380.4
Property, plant and equipment, net (Note 6)	5,078.1	4,104.6
Other assets, net (Note 12)	104.2	98.1
Goodwill	375.4	375.4
Intangibles, net	97.3	97.8
	$7,702.2	$6,751.8
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accounts payable and other (Notes 4, 10 and 12)	$358.4	$287.2
Accrued purchases	487.9	530.3
Due to affiliates	69.8	11.1
Other current liabilities	35.9	30.0
Loans from affiliates (Note 9)	861.5	578.4
Current maturities of long-term debt (Note 8)	31.0	148.0
	1,844.5	1,585.0
Long-term debt (Note 8)	2,015.8	2,066.1
Loans from affiliates (Note 9)	39.0	39.0
Environmental liabilities (Note 10)	3.7	3.3
Deferred tax liabilities (Note 7)	270.1	218.3
Other long-term liabilities (Notes 10 and12)	210.7	213.7
	4,383.8	4,125.4
Commitments and contingencies (Note 11)
Noncontrolling interest	2,128.4	1,580.1
Shareholder’s equity
Common stock: Authorized—1,500,000 shares; issued—817,362 in 2007 and 2006; no par value	—	—
Contributed surplus	533.3	533.1
Retained earnings	481.3	420.2
Accumulated other comprehensive income (Note 13)	175.4	93.0
	1,190.0	1,046.3
	$7,702.2	$6,751.8

The accompanying notes are an integral part of these consolidated statements of financial position.

ENBRIDGE ENERGY COMPANY, INC.
NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(UNAUDITED)

1.                 NATURE OF OPERATIONS

Enbridge Energy Company, Inc. and its consolidated subsidiaries, referred to herein as “we”, “us”, and the “Company”, is the general partner of Enbridge Energy Partners, L.P. (the “Partnership”). We are owned directly by Enbridge Pipelines Inc. (“Enbridge Pipelines”), a Canadian corporation wholly-owned by Enbridge Inc. (“Enbridge”) of Calgary, Alberta, Canada.

We are the sole general partner of the Partnership and are responsible for its management. In October 2002, we delegated substantially all of our responsibility for the management of the Partnership to our affiliate, Enbridge Energy Management, L.L.C. (“Enbridge Management”). We retain certain functions and approval rights over the operations of the Partnership and have ownership interests in the Partnership at June 30, 2007 and December 31, 2006, as follows:

Ownership Interest	June 30, 2007	December 31, 2006
General Partner interest	2.0%	2.0%
Limited Partner interest(1)	10.5%	11.9%
Direct ownership	12.5%	13.9%
Effective ownership through Enbridge Management(2)	2.5%	2.8%
Direct and indirect ownership	15.0%	16.7%

(1)                 The Company owned 3,912,750 Class B common units at June 30, 2007 and December 31, 2006, and 5,719,013 and 5,535,076 Class C units at June 30, 2007 and December 31, 2006, respectively, representing limited partner interests in the Partnership.

(2)                 The Company owned 2,257,503 and 2,182,771 Listed and Voting Shares of Enbridge Management at June 30, 2007 and December 31, 2006, respectively, which equates to an indirect limited partner interest in the Partnership.

In addition to our general and limited partner interest in the Partnership, we also have operations that include the Spearhead and Frontier crude oil pipelines, an equity interest in the Olympic refined products pipeline and organizations that provide financial and support services.

Our wholly-owned subsidiary, Enbridge Employee Services, Inc. (“EES”), provides employees and employee benefits services to us, and our affiliates including Enbridge Management and the Partnership (collectively, the “Group”). Employees of EES are assigned to work for one or more members of the Group. The direct costs of all compensation, benefits expenses, employer taxes and other expenses for these employees are allocated and charged by EES to the appropriate members of the Group based on an allocation methodology consistent with the Enbridge corporate cost allocation policy including estimated time spent, miles of pipe and headcount. EES does not charge nor does it recognize any profit or margin for any amounts allocated to members of the Group.

The Partnership is a publicly-traded Delaware limited partnership that owns and operates crude oil and liquid petroleum transportation and storage assets, and natural gas gathering, treating, processing, transmission and marketing assets in the United States of America. The Partnership provides the following services:

•       Interstate pipeline transportation and storage of crude oil and liquid petroleum;

•       Gathering, treating, processing and transportation of natural gas and natural gas liquids, or NGLs, through pipelines and related facilities; and

•       Providing supply, transmission and sales services, including purchasing and selling natural gas and NGLs.

2.                 BASIS OF PRESENTATION

We have prepared the accompanying unaudited interim consolidated statements of financial position in accordance with accounting principles generally accepted in the United States of America for interim consolidated financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. In the opinion of management, they contain all adjustments, consisting only of normal recurring adjustments, which management considers necessary to present fairly our financial position at June 30, 2007 and December 31, 2006. Our December 31, 2006 consolidated statement of financial position includes reclassification of $6.4 million from “Other assets, net” to “Intangibles, net” related to rights the Partnership received for contributions made in aid of construction projects, consistent with our current period presentation. Our interim consolidated statements of financial position should be read in conjunction with our consolidated statements of financial position and notes thereto for the fiscal year ended December 31, 2006, included in the Form 8-K filed by the Partnership on May 11, 2007.

3.                 CONSOLIDATION OF ENBRIDGE ENERGY PARTNERS, L.P.

Our consolidated statements of financial position and related notes include the accounts of the Partnership on a consolidated basis after elimination of all significant intercompany transactions. The following consolidating schedules present our Consolidated Statements of Financial Position before and after consolidation of the Partnership and the related eliminating entries as of June 30, 2007 and December 31, 2006:

Consolidating Statement of Financial Position as of June 30, 2007

	Enbridge Energy Company, Inc.	Enbridge Energy Partners, L.P.	Combined Before Eliminations	Eliminations	Enbridge Energy Company, Inc. Consolidated
	(in millions)
ASSETS
Current assets
Cash and cash equivalents	$19.2	$104.4	$123.6	$—	$123.6
Due from affiliates	56.8	25.5	82.3	(32.0)	50.3
Receivables, trade and other, net of allowance of $1.7 in 2007	9.2	97.2	106.4	—	106.4
Accrued receivables	—	473.0	473.0	—	473.0
Loans to affiliates	743.9	—	743.9	—	743.9
Inventory	0.9	119.5	120.4	—	120.4
Other current assets	0.6	15.8	16.4	—	16.4
	830.6	835.4	1,666.0	(32.0)	1,634.0
Long-term loans to affiliates	413.2	—	413.2	—	413.2
Investment in Enbridge Energy Partners, L.P.	924.3	—	924.3	(924.3)	—
Property, plant and equipment, net	436.2	4,641.9	5,078.1	—	5,078.1
Other assets, net	68.0	36.2	104.2	—	104.2
Goodwill	25.0	265.7	290.7	84.7	375.4
Intangibles, net	—	97.3	97.3	—	97.3
	$2,697.3	$5,876.5	$8,573.8	$(871.6)	$7,702.2
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accounts payable and other	$44.4	$314.0	$358.4	$—	$358.4
Accrued purchases	—	487.9	487.9	—	487.9
Due to affiliates	59.5	42.3	101.8	(32.0)	69.8
Other current liabilities	—	35.9	35.9	—	35.9
Loans from affiliates	720.7	140.8	861.5	—	861.5
Current maturities of long-term debt	—	31.0	31.0	—	31.0
	824.6	1,051.9	1,876.5	(32.0)	1,844.5
Long-term debt	—	2,015.8	2,015.8	—	2,015.8
Loans from affiliates	39.0	—	39.0	—	39.0
Environmental liabilities	—	3.7	3.7	—	3.7
Deferred tax liabilities	270.1	—	270.1	—	270.1
Other long-term liabilities	34.7	176.0	210.7	—	210.7
	1,168.4	3,247.4	4,415.8	(32.0)	4,383.8
Commitments and contingencies
Noncontrolling interest	338.9	—	338.9	1,789.5	2,128.4
Shareholder’s equity
Common stock: Authorized—1,500,000 shares; issued—817,362 in 2007; no par value	—	—	—	—	—
Partners’ capital	—	2,853.7	2,853.7	(2,853.7)	—
Contributed surplus	533.3	—	533.3	—	533.3
Retained earnings	481.3	—	481.3	—	481.3
Accumulated other comprehensive income	175.4	(224.6)	(49.2)	224.6	175.4
	1,190.0	2,629.1	3,819.1	(2,629.1)	1,190.0
	$2,697.3	$5,876.5	$8,573.8	$(871.6)	$7,702.2

Consolidating Statement of Financial Position as of December 31, 2006

	Enbridge Energy Company, Inc.	Enbridge Energy Partners, L.P.	Combined Before Eliminations	Eliminations	Enbridge Energy Company, Inc. Consolidated
	(in millions)
ASSETS
Current assets
Cash and cash equivalents	$22.8	$184.6	$207.4	$—	$207.4
Due from affiliates	22.5	30.5	53.0	(21.3)	31.7
Receivables, trade and other, net of allowance of $2.4 in 2006	6.5	146.7	153.2	—	153.2
Accrued receivables	—	516.5	516.5	—	516.5
Loans to affiliates	654.2	—	654.2	—	654.2
Inventory	1.3	117.1	118.4	—	118.4
Other current assets	0.2	13.9	14.1	—	14.1
	707.5	1,009.3	1,716.8	(21.3)	1,695.5
Long-term loans to affiliates	380.4	—	380.4	—	380.4
Investment in Enbridge Energy Partners, L.P.	873.1	—	873.1	(873.1)	—
Property, plant and equipment, net	279.7	3,824.9	4,104.6	—	4,104.6
Other assets, net	72.0	26.1	98.1	—	98.1
Goodwill	25.0	265.7	290.7	84.7	375.4
Intangibles, net	—	97.8	97.8	—	97.8
	$2,337.7	$5,223.8	$7,561.5	$(809.7)	$6,751.8
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accounts payable and other	$75.7	$211.5	$287.2	$—	$287.2
Accrued purchases	—	530.3	530.3	—	530.3
Due to affiliates	9.8	22.6	32.4	(21.3)	11.1
Other current liabilities	—	30.0	30.0	—	30.0
Loans from affiliates	442.2	136.2	578.4	—	578.4
Current maturities of long-term debt	117.0	31.0	148.0	—	148.0
	644.7	961.6	1,606.3	(21.3)	1,585.0
Long-term debt	—	2,066.1	2,066.1	—	2,066.1
Loans from affiliates	39.0	—	39.0	—	39.0
Environmental liabilities	—	3.3	3.3	—	3.3
Deferred tax liabilities	218.3	—	218.3	—	218.3
Other long-term liabilities	64.3	149.4	213.7	—	213.7
	966.3	3,180.4	4,146.7	(21.3)	4,125.4
Commitments and contingencies
Noncontrolling interest	325.1	—	325.1	1,255.0	1,580.1
Shareholder’s equity
Common stock: Authorized—1,500,000 shares; issued—817,362 in 2006; no par value	—	—	—	—	—
Partners’ capital	—	2,233.0	2,233.0	(2,233.0)	—
Contributed surplus	533.1	—	533.1	—	533.1
Retained earnings	420.2	—	420.2	—	420.2
Accumulated other comprehensive income	93.0	(189.6)	(96.6)	189.6	93.0
	1,046.3	2,043.4	3,089.7	(2,043.4)	1,046.3
	$2,337.7	$5,223.8	$7,561.5	$(809.7)	$6,751.8

In May 2007, the Partnership issued 5.3 million Class A common units at a price of $58.00 per unit, for proceeds of approximately $301.9 million, net of underwriters’ discounts, commissions and issuance costs. In addition, we contributed approximately $6.1 million to the Partnership to maintain our two percent general partner interest. The Partnership used the proceeds from this offering partially to reduce outstanding commercial paper it previously issued to finance a portion of its capital expansion projects. The Partnership invested the remaining amount in short-term commercial paper for use in future periods to fund additional expenditures under its capital expansion projects.

In April 2007, the Partnership issued and sold 4.7 million Class C units at a price of $53.11 per Class C unit to CDP Infrastructure Fund G.P. (“CDP”), 0.9 million Class C units to Tortoise Infrastructure Corporation and 0.3 million Class C units to Tortoise Energy Capital Corporation. The Partnership sold the Class C units in a private transaction exempt from registration under Section 4(2) of the Securities Act. The Partnership received proceeds of approximately $314.4 million, net of expenses associated with the private placement. We contributed approximately $6.4 million to the Partnership to maintain our two percent general partner interest. The Partnership used the proceeds from this offering partially to reduce outstanding commercial paper it issued to finance a portion of its capital expansion program, including the East Texas and Southern Access expansion projects.

4.      CASH AND CASH EQUIVALENTS

We extinguish liabilities when a creditor has relieved us of our obligation, which occurs when our financial institution honors a check that the creditor has presented for payment. Accordingly, obligations for which we have issued check payments that have not yet been presented to the financial institution of approximately $32.3 million at June 30, 2007 and $47.4 million at December 31, 2006, are included in Accounts payable and other on the Consolidated Statements of Financial Position.

5.      INVENTORY

Inventory is comprised of the following:

	June 30,	December 31,
	2007	2006
	(in millions)
Material and supplies	$3.9	$3.8
Liquids inventory	10.7	11.2
Natural gas and natural gas liquids inventory	105.8	103.4
	$120.4	$118.4

Our inventory at June 30, 2007 and December 31, 2006 is net of charges totaling $1.5 million and $17.7 million, respectively that we recorded to reduce the cost basis of our natural gas and natural gas liquids, or NGLs, inventory to reflect market value.

6.      PROPERTY, PLANT AND EQUIPMENT, NET

Property, Plant and Equipment is comprised of the following:

	June 30, 2007	December 31, 2006
Land	$15.1	$14.7
Rights-of-way	309.4	301.5
Pipeline	2,604.4	2,538.3
Pumping equipment, buildings and tanks	848.8	819.7
Compressors, meters, and other operating equipment	438.2	418.1
Vehicles, office furniture and equipment	122.5	113.6
Processing and treating plants	140.8	86.4
Construction in progress	1,643.7	784.2
Total property, plant and equipment	6,122.9	5,076.5
Accumulated depreciation	(1,044.8)	(971.9)
Net property, plant and equipment	$5,078.1	$4,104.6

7.      DEFERRED INCOME TAXES

The tax effects of significant temporary differences representing deferred tax assets and liabilities are as follows:

	June 30,	December 31,
	2007	2006
	(in millions)
Net operating loss and other carry forwards	$(49.8)	$(52.0)
Net book basis of assets in excess of tax basis	342.5	309.7
Currency translation adjustment on debt obligations not realized for tax	—	(9.9)
Net book losses on derivatives not realized for tax	—	(4.3)
Employee Benefit Plans	(18.8)	(21.0)
Other	(4.1)	(4.2)
Net deferred tax liabilities	$269.8	$218.3

We have net operating loss carry forwards (“NOLs”) of approximately $141 million, expiring in various amounts from 2020 through 2027. Our ability to utilize the NOLs is dependent upon our generating sufficient taxable income and will be affected by annual limitations under section 382 of the Internal Revenue Code. We believe it is more likely than not that we will realize the deferred tax assets attributable to NOLs given the reversal of temporary differences in future years. Therefore, we have not provided a valuation allowance to offset these deferred tax assets.

We recognized a $30 million increase in our Deferred tax liability for unrecognized tax benefits and a corresponding decrease in Other long-term liabilities in connection with our adoption in January 2007 of the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109.

As of the date of adoption and after recognizing the effect of the increase in the liability noted above, the total amount of our unrecognized tax benefit, including interest and penalties, is $30 million. At January 1, 2007, we accrued $0.5 million for the payment of interest (net of the federal tax benefit) and penalties. At June 30, 2007, we have not recognized any material changes in the amount of unrecognized tax benefits and related interest and penalties.

Listed below are the tax years that remain subject to examination by major tax jurisdictions:

Jurisdiction	Open Tax Years
United States—Federal	2000-2006

8.                 DEBT

Our consolidated third-party indebtedness at June 30, 2007 and December 31, 2006, including the accounts of the Partnership, are as follows:

		June 30,		December 31,
		2007		2006
	Maturity	Rate	Dollars	Rate	Dollars
Enbridge Energy Company, Inc.
Senior Notes	2007	—	$—	8.17%	$117.0
Enbridge Energy Partners, L.P.
First Mortgage Notes	2011	9.15%	155.0	9.15%	155.0
Senior Notes	2009-2034	5.74%	1,498.5	5.74%	1,498.4
Credit Facility	2010	—	—	—	—
Commercial Paper(1)	2010	5.48%	393.3	5.45%	443.7
Total third part debt			2,046.8		2,214.1
Enbridge Energy Company, Inc.
Current maturities			—		(117.0)
Enbridge Energy Partners, L.P.
Current maturities			(31.0)		(31.0)
Total Current maturities			(31.0)		(148.0)
Total Long-term debt			$2,015.8		$2,066.1

(1)                Individual issuances of commercial paper generally mature in 90 days or less, but are supported by the Partnership’s Credit Facility and are therefore considered long-term debt.

Enbridge Energy Company, Inc.

In March 2007, we repaid $117.0 million of our Senior Notes with proceeds we received from a demand loan obtained from Enbridge Inc. in the amount of $171.4 million. The demand loan bears interest at a rate of 100% of the Applicable Federal Rate (approximately 4.75% at June 30, 2007) payable quarterly. We also used proceeds from the demand loan to net settle certain foreign exchange swaps established to offset the tax impact realized on the foreign exchange triggered by the repayments of the Senior Notes (refer to Note 12).

Enbridge Energy Partners, L.P.

The Partnership’s creditors, generally, do not have any recourse against us for indebtedness incurred by the Partnership with the exception of the First Mortgage Notes for which the creditors do have recourse.

Credit Facility

At June 30, 2007 and December 31, 2006, the Partnership had no amounts outstanding under its Credit Facility and had letters of credit totaling $90.0 million and $59.3 million, respectively. The amounts the Partnership may borrow under the terms of its Credit Facility are reduced by the principal amount of its commercial paper issuances and the balance of its letters of credit outstanding. At June 30, 2007, the

Partnership could borrow $765.0 million under the terms of its Credit Facility without consideration to additional borrowings under its commercial paper program.

On April 4, 2007 the Partnership entered into the Second Amended and Restated Credit Agreement (Credit Facility) which among other things: (i) increases the maximum principal amount of credit available to the Partnership at any one time from $1 billion to $1.25 billion; (ii) gives the Partnership the right to request increases in the maximum principal amount of credit available at any one time from $1.25 billion  to $1.5 billion; (iii) eliminates the sublimit on letters of credit; (iv) provides for a five-year facility that matures April 4, 2012 and grants the Partnership the option to request annual extensions of maturity and a one-year term out period upon maturity; (v) modifies the Partnership’s leverage ratio to include in the calculations of EBITDA (as defined in the Second Amended and Restated Credit Agreement) pro forma adjustments for material projects and to exclude from the calculation of Consolidated Funded Debt (as defined in the Second Amended and Restated Credit Agreement) certain amounts of preferred securities and subordinated debt that the Partnership or its designated subsidiaries may issue in the future; and (vi) eliminates the Partnership’s coverage ratio financial covenant. The Partnership’s Credit Facility continues to support its commercial paper program.

Commercial Paper Program

Under the terms of the Partnership’s commercial paper program, the Partnership can issue up to $600 million of commercial paper. At June 30, 2007, the Partnership had outstanding $393.3 million of commercial paper, net of unamortized discount of $1.7 million, bearing interest at a weighted average rate of 5.48%. At December 31, 2006, the Partnership had $443.7 million of commercial paper outstanding, net of $1.3 million of unamortized discount, at a weighted average interest rate of 5.45%. At June 30, 2007, the Partnership could issue an additional $205.0 million in principal amount under the terms of its commercial paper program.

9.      RELATED PARTY TRANSACTIONS

We routinely enter into borrowing and lending arrangements with our affiliates. The outstanding principal amounts of loans to and from our affiliates are presented below in U.S. dollars:

				June 30,	December 31,
	Currency	Rate *	Maturity	2007	2006
				(principal outstanding; in millions)
Current loans to affiliates
Enbridge Pipelines (Athabasca) Inc.	Canadian	CDOR + 0.30%	Demand	$0.9	$0.9
Enbridge Inc	Canadian	CDOR + 0.35%	Demand	507.8	457.3
Enbridge Inc	Canadian	0%	Demand	19.2	8.0
Enbridge Pipelines (Athabasca) Inc.	Canadian	CDOR + 0.25%	Demand	198.8	171.3
Enbridge (U.S.) Inc.	U.S.	130% AFR	Demand	3.8	4.1
Enbridge Inc	Canadian	0%	Demand	10.5	9.6
Olympic Pipe Line Company	U.S.	LIBOR + 3.0%	2007	2.9	3.0
Total current loans to affiliates.				$743.9	$654.2
Long-term loans to affiliates
Enbridge Pipelines (Athabasca) Inc.	Canadian	7.80%	2013	$159.2	$145.3
Enbridge Pipelines (Athabasca) Inc.	Canadian	5.47%	2010	215.0	196.1
Olympic Pipe Line Company	U.S.	7.24%	2011	39.0	39.0
Total long-term loans to affiliates				$413.2	$380.4
Current loans from affiliates Enbridge Energy Company, Inc.
Enbridge (U.S.) Inc.	U.S.	100% AFR	Demand	$271.6	$265.2
Enbridge (U.S.) Inc.	U.S.	130% AFR	Demand	45.3	152.4
Enbridge (U.S.) Inc.	U.S.	130% AFR	Demand	—	24.6
Enbridge Inc.	U.S.	100% AFR	Demand	403.8	—
Enbridge Energy Partners, L.P.
Enbridge Hungary Liquidity Management LLC.	U.S.	6.60%	2007	140.8	136.2
Total current loans from affiliates				$861.5	$578.4
Long-term loans from affiliates Enbridge Energy Company, Inc.
Enbridge Hungary Liquidity Management LLC.	U.S.	7.14%	2011	$39.0	$39.0
Total long-term loans from affiliates				$39.0	$39.0

*AFR—Applicable Federal Rate

*CDOR—Canadian Depository Offering Rate

*LIBOR—London Interbank Offered Rate

10.          ENVIRONMENTAL LIABILITIES

We are subject to federal and state laws and regulations relating to the protection of the environment. Environmental risk is inherent to the gathering, transportation, storage and processing of liquid hydrocarbon and natural gas products and we could, at times, be subject to environmental cleanup and enforcement actions. We manage this environmental risk through appropriate environmental policies and practices to minimize any impact our operations may have on the environment.

As of June 30, 2007 and December 31, 2006, we have recorded $2.8 million and $4.1 million, respectively, in current liabilities and $3.7 million and $3.3 million, respectively, in long-term liabilities, primarily to address remediation of contaminated sites, asbestos containing materials, management of hazardous waste material disposal, and outstanding air quality measures for certain of our liquids and natural gas assets.

In January 2007, the Partnership detected a leak on Line 14 of its Lakehead system, near the Owen, Wisconsin pump station. The Partnership immediately shut the pipeline down and dispatched emergency response crews to oversee containment, cleanup and repair of the pipeline. The Partnership spent approximately $0.9 million to recover the barrels released, complete excavation, clean-up and repairs to return the line to service. We have applied pressure restrictions to the line as we work with federal and state environmental and pipeline safety regulators to investigate the cause of the rupture. Such pressure restrictions have not materially affected throughput on the system. We have the potential of incurring additional expenditures to remediate any condition on the line that is determined to have caused the rupture.

In February 2007, a contractor undertaking work in Rusk County, Wisconsin on our Southern Lights project punctured the Partnership’s adjacent Line 14 pipeline, resulting in a release of crude oil estimated at 3,000 barrels. As the spill was largely contained within the ditch used for construction, environmental impact was minimized. Impact to customers was also minimized as the line was repaired and returned to service in less than two days. The Partnership continues to investigate this incident and has spent approximately $1.4 million of the estimated $2.6 million associated with the repair and cleanup, which is recorded as a liability and a receivable, since we will recover these costs from the parties responsible for the damage. Any further exposure or impact related to this incident is not believed to be material.

11.          COMMITMENTS AND CONTINGENCIES

IRS Legal Proceedings

The IRS has challenged Midcoast Energy Inc., formerly known as Enbridge Midcoast Energy Resources Inc. (Midcoast) tax treatment on its 1999 acquisition of several partnerships that owned a natural gas pipeline system in Kansas. The tax basis of the pipeline assets reflects this uncertainty. We believe the tax treatment of the acquisition and related tax deductions claimed were appropriate and intend to vigorously litigate this matter in U.S. District Court (Houston). The trial is scheduled for October 2007.

Legal Proceedings

We are a participant in various legal proceedings arising in the ordinary course of business. Some of these proceedings are covered, in whole or in part, by insurance. We believe that the outcome of all these proceedings will not, individually or in the aggregate, have a material adverse effect on our financial condition.

12.          DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

We are exposed to commodity price risk predominantly within the Partnership. We use derivative financial instruments, including futures, forwards, swaps, options and other financial instruments with similar characteristics, to manage the risks associated with market fluctuations in commodity prices. Based on our risk management policies, all of the our derivative financial instruments are employed in connection with an underlying asset, liability and/or forecasted transaction and are not entered into with the objective of speculating on commodity prices.

The following table provides summarized information about our derivative financial instruments at June 30, 2007 and December 31, 2006 with respect to our commodity price risk management activities for natural gas and NGL’s, including condensate:

	June 30, 2007					December 31, 2006
		Wtd Avg Price		Fair Value(3)		Fair Value(3)
	Notional	Receive	Pay	Asset	Liability	Asset	Liability
Swaps
Natural gas(1)
Receive variable/ pay fixed	56,842,829	$7.42	$7.34	$29.7	$(27.0)	$25.6	$(94.2)
Receive fixed/ pay variable	85,325,230	5.85	7.94	20.6	(177.2)	84.3	(160.7)
Receive variable/ pay variable	115,781,070	7.79	7.76	8.3	(4.6)	7.9	(4.8)
NGL(2)
Receive variable/ pay fixed	50,232	47.51	43.65	0.2	—	—	(0.5)
Receive fixed/ pay variable	7,758,068	39.15	47.89	—	(63.6)	18.3	(34.4)
Crude(2)
Receive fixed/ pay variable	1,187,779	53.86	71.91	—	(20.0)	0.2	(18.5)
Options—calls
Natural gas(1)	1,645,000	8.23	4.31	—	(5.8)	—	(5.4)
Options—puts
Natural gas(1)	2,135,000	7.97	4.27	0.3	—	1.0	—
Totals(4)				$59.1	$(298.2)	$137.3	$(318.5)

(1)      Notional amounts for natural gas are recorded in millions of British thermal units (“MMBtu”).

(2)      Notional amounts for NGL and Crude are recorded in Barrels (“Bbl”).

(3)      Fair values of derivatives are presented in millions of dollars.

(4)      We record the fair value of our derivative financial instruments in the balance sheet as current and long-term assets or liabilities on a net basis by counterparty.

Our derivative financial instruments are included at their fair values in the Consolidated Statements of Financial Position as follows:

	June 30, 2007	December 31, 2006
	(in millions)
Other current assets	$5.1	$7.2
Other assets, net	20.8	11.0
Accounts payable and other	(87.8)	(98.4)
Other long-term liabilities	(162.3)	(136.4)
	$(224.2)	$(216.6)

The increase in our obligation associated with derivative activities is primarily due to the increase in forward natural gas prices from December 31, 2006 to June 30, 2007. The Partnership’s portfolio of derivative financial instruments is largely comprised of long-term fixed price natural gas sales and purchase agreements.

We do not require collateral or other security from the counterparties to our derivative instruments, all of which were rated “BBB+” or better by the major credit rating agencies.

Foreign Exchange Risk

We are exposed to foreign currency risk associated with the operations of our Canadian subsidiaries. To offset our foreign currency exposure we had previously entered into forward foreign exchange contracts and cross currency swaps with respect to certain indebtedness held by our Canadian subsidiaries. In March 2007, we net settled the forward foreign exchange contracts for $11.3 million and the foreign currency swaps for $26.9 million in connection with our repayment of the $117.0 million Senior Notes that matured in March 2007 (see Note 8).

13.          ACCUMULATED OTHER COMPREHENSIVE INCOME—COMPONENTS

The components of accumulated other comprehensive income for the six months ended June 30, 2007 and the years ended December 31, 2006, are as follows, net of tax:

	June 30,	December 31,
	2007	2006
	(dollars in millions)
Foreign currency translation adjustments	$209.8	$136.9
Minimum pension liability adjustments	(18.3)	(18.2)
Unrealized losses in fair value of derivatives	(16.1)	(25.7)
Total	$175.4	$93.0